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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement of LEUCADIA NATIONAL CORPORATION on Form S-3 of our report dated March 22, 1996 on our audits of the consolidated financial statements and financial statement schedules of LEUCADIA NATIONAL CORPORATION as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in the Annual Report on Form 10-K of LEUCADIA NATIONAL CORPORATION. We also consent to the reference to our firm under the caption "Experts".

                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

New York, New York
September 16, 1996

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